Exhibit 99.1

WABCO Reports Q2 2012 Results; Delivers Record Operating Margin at 14.6% Despite Global Market Slowdown and Uncertainty; Maintains Guidance for Full Year 2012 Performance Results

•	Q2 2012 sales of $635 million, down 4.5 percent in local currencies and down 13.9 percent on a U.S. GAAP basis from a year ago

•	Q2 2012 operating margin of 14.6 percent on a performance basis, up from 13.6 percent a year ago; operating margin of 14.6 percent on a U.S. GAAP basis, up from 13.4 percent a year ago

•	Q2 2012 diluted EPS of $1.19 on a performance basis, down from $1.23 a year ago; diluted EPS of $1.15 on a U.S. GAAP basis, down from $1.26 a year ago

•

In Q2 2012, WABCO generated $75.2 million in net cash from operating activities and $56.6 million of free cash flow, excluding payments of $3.1 million for streamlining and separation activities, resulting in a conversion rate of 72 percent of performance net income attributable to the company, bringing year-to-date 2012 conversion rate to 87 percent

•

Maintains previously disclosed guidance for full year 2012 sales growth to range between negative 2 percent and positive 3 percent in local currencies and full year 2012 diluted EPS on a performance basis to range from $4.30 to $4.80, while full year 2012 diluted EPS on a U.S. GAAP basis is updated to now range from $4.42 to $4.92, up from its previous guidance to range from $4.32 to $4.82

BRUSSELS, Belgium, July 27, 2012 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q2 2012 sales of $635 million, down 4.5 percent in local currencies from a year ago and down 13.9 percent on a U.S. GAAP basis, reflecting anticipated market slowdown.

“As we predicted, Q2 2012 continued to show 2012 as a year of transition involving global slowdown of truck and bus production in uncertain and unstable markets across all regions. WABCO’s sales declined by 4.5 percent in local currencies during Q2 2012, reflecting the commercial vehicle industry’s overall slump and, in particular, a year-on-year contraction of 7 percent in new truck and bus builds in Europe, our largest market,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “Nonetheless, in Q2 2012 we delivered performance operating margin at 14.6 percent, a new quarterly record and further evidence of WABCO’s continued ability to deliver superior profitability.”

“China, India and Brazil accounted for more than half of the world’s truck and bus production in Q2 2012, and we continued to outperform these emerging markets by increasing adoption of our technologies, resulting in higher value of WABCO content per vehicle,” said Esculier.

WABCO reported Q2 2012 performance operating income of $92.8 million versus $100.2 million a year ago, and operating income was $92.8 million on a U.S. GAAP basis versus $99.0 million a year ago.

WABCO reported Q2 2012 performance operating margin of 14.6 percent, up from 13.6 percent a year ago, and operating margin was 14.6 percent on a U.S. GAAP basis, up from 13.4 percent a year ago.

WABCO reported Q2 2012 performance net income attributable to the company of $78.2 million or $1.19 per diluted share versus $86.1 million or $1.23 per diluted share a year ago, and Q2 2012 U.S. GAAP net income attributable to the company of $75.6 million or $1.15 per diluted share versus $88.6 million or $1.26 per diluted share a year ago.

WABCO generated $75.2 million in net cash from operating activities in Q2 2012, resulting in free cash flow of $53.5 million. Excluding payments of $3.1 million for streamlining and separation activities, free cash flow was $56.6 million, which is a conversion rate of 72 percent of performance net income attributable to the company, bringing year-to-date 2012 conversion rate to 87 percent.

“Q2 2012 resulted in yet another consecutive quarter of superior profitability and once more demonstrates how WABCO consistently and efficiently flexes with changes in market demand to continue to deliver outstanding value for our shareowners,” said Esculier. “WABCO’s fundamentals remain firmly in place as we continue to improve operating margin and profitability while sustaining market share in dynamic and disruptive market conditions.”

“WABCO’s Operating System, one of our industry’s most advanced management environments, continued to enable fast and flexible responses to significant market changes. It generated $18.0 million of materials and conversion productivity in Q2 2012, another robust result. Gross materials productivity represented 5.4 percent of total materials cost but, as anticipated, the impact of commodity inflation reduced net materials productivity to 4.3 percent,” said Esculier. “Q2 2012 was also another powerful quarter throughout our organization for conversion productivity, which we delivered at 7.3 percent, an all-time quarterly record, as we continuously flexed capacity to satisfy changes in market demand.”

Since the initiation of WABCO’s share buyback program in June 2011, the company has repurchased 5.4 million shares for $281.6 million in open market transactions while maintaining a strong balance sheet with a positive net cash position of $62.1 million as of June 30, 2012.

Recent Highlights

In Q2 2012, WABCO announced that it has entered into a long-term supply agreement with Daimler Trucks North America (DTNA), a leading original equipment manufacturer. WABCO will supply its breakthrough MAXXUS™ air disc brake technology for series production on DTNA’s trucks starting in July 2012. WABCO’s MAXXUS technology breakthrough represents the lightest and highest performing single-piston air disc brake for North America’s commercial vehicle industry.

WABCO reported in Q2 2012 that its WABCO INDIA subsidiary has been recognized with a top award for outstanding support in co-location from Ashok Leyland, India’s second largest manufacturer of commercial vehicles. WABCO employees at Ashok Leyland’s new manufacturing facility in Pant Nagar, India, expertly equip trucks with WABCO braking components, thus further enabling zero-defect installation. As a result, WABCO consistently delivers superlative service quality and product reliability.

In Q2 2012, WABCO disclosed that it has entered into a multi-year agreement with leading global automaker Chrysler Group to supply innovative vacuum pump technology. WABCO’s industry-leading vacuum pumps offer compact, light-weight design with ultra-low power consumption that helps improve the vehicle’s fuel economy while also reducing emissions. WABCO currently supplies mechanical vacuum pumps for passenger cars in series production in North America, Europe and Asia. This contract marks WABCO’s second such agreement with leading North American automotive manufacturers.

WABCO reported in Q2 2012 that it has expanded its long term partnership with Kögel through a new supply agreement for WABCO’s award-winning TrailerGUARD™ system, a state-of-the-art telematics technology for trailer fleet management. Kögel, one of the largest manufacturers of commercial trailers in Europe, is headquartered in Germany. WABCO’s TrailerGUARD combines telematics with diagnosis of the vehicle’s various operating data.

Also in Q2 2012, WABCO said that it has entered into a long term agreement with IVECO to supply anti-lock braking technology for their platforms of light- and medium-duty trucks produced in Brazil from 2013 onward. IVECO, a global manufacturer of commercial vehicles, is headquartered in Italy. This supply agreement is consistent with the Brazilian federal government’s mandate for compulsory anti-lock braking systems (ABS) on new trucks, buses and trailers to further increase vehicle and road safety. According to Brazilian legislation, 40 percent of total commercial vehicles produced in Brazil in 2013 must be equipped with ABS and 100 percent in 2014.

Full Year 2012 Guidance

WABCO reiterates its previously disclosed guidance for 2012 which includes estimated 2012 sales growth to range between negative 2 percent and positive 3 percent in local currencies.

WABCO reiterates its previously disclosed guidance for 2012 performance operating margin to range from 12.8 to 13.8 percent, while operating margin on a U.S. GAAP basis is updated to now range from 12.5 to 13.5 percent, up from its previous guidance to range from 12.3 to 13.3 percent, resulting in diluted earnings per share on a performance basis from $4.30 to $4.80 as previously disclosed, and diluted earnings per share on a U.S. GAAP basis is updated to now range from $4.42 to $4.92, up from its previous guidance to range from $4.32 to $4.82.

WABCO reiterates that it expects to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities.

“WABCO’s three-pillar strategy – technology leadership, globalization and excellence in execution – continues to power the future success of WABCO,” said Esculier. “We remain fully prepared to continue to outperform the market globally in 2012 as we continuously flex capacity to satisfy changes in market demand.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q2 2012 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on July 27 until midnight August 27, 2012. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Pass code is 92224344.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. For over 140 years, WABCO has pioneered breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, trailer and bus manufacturers. With sales of $2.8 billion in 2011, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2012 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the one-time impact from an adjustment to the UK pension plan, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Consolidated Statement of Cash Flows

•	Q2 2012 Data Supplement Sheet

•	Six Months Ended June 30, 2012 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions, except share data)	2012	2011	2012	2011
Sales	$635.2	$737.7	$1,292.5	$1,415.9
Cost of sales	441.5	520.0	902.6	1,001.9

Gross profit	193.7	217.7	389.9	414.0
Costs and expenses:
Selling and administrative expenses	74.0	89.2	153.1	170.9
Product engineering expenses	26.1	27.8	52.2	52.2
Other operating expense, net	0.8	1.7	2.3	3.9

Operating income	92.8	99.0	182.3	187.0

Equity income of unconsolidated joint ventures, net	4.8	3.8	9.7	8.6
Other non-operating expense, net	(0.6)	(1.6)	(1.3)	(1.8)
Indemnification and other settlements	—	—	—	23.1
Interest expense, net	(0.5)	(0.7)	(0.8)	(1.2)

Income before income taxes	96.5	100.5	189.9	215.7

Income tax expense	17.6	10.6	19.0	7.5

Net income	78.9	89.9	170.9	208.2

Less: Net income attributable to noncontrolling interest	3.3	1.3	6.1	4.9

Net income attributable to company	$75.6	$88.6	$164.8	$203.3

Net income attributable to company per common share
Basic	$1.18	$1.31	$2.56	$3.02
Diluted	$1.15	$1.26	$2.50	$2.91

Weighted average common shares outstanding
Basic	64,288,346	67,747,816	64,467,425	67,328,778
Diluted	65,625,136	70,065,888	66,010,308	69,858,983

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

(Unaudited)

	June 30,	December 31,
(Amounts in millions)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$149.8	$102.4
Accounts receivable, less allowance for doubtful accounts: $3.2 in 2012; $3.4 in 2011	314.2	296.3
Inventories	198.1	198.0
Taxes receivable on income	0.9	18.5
Future income tax benefits	5.8	8.7
Restricted cash	28.8	34.4
Guaranteed notes receivable	47.8	40.0
Other current assets	54.0	52.4

Total current assets	799.4	750.7

Facilities, less accumulated depreciation	346.9	357.4
Goodwill	347.8	363.9
Long-term future income tax benefits	60.2	58.8
Investments in unconsolidated joint ventures	19.5	16.5
Intangible assets, net	35.5	35.6
Other assets	39.6	40.3

Total Assets	$1,648.9	$1,623.2

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$20.7	$26.2
Accounts payable	143.6	137.8
Accrued payroll	98.7	108.1
Current portion of warranties	41.0	42.3
Indemnification liabilities	11.3	11.2
Income tax liabilities	6.0	4.9
Other accrued liabilities	114.0	121.1

Total current liabilities	435.3	451.6

Long-term debt	67.0	52.0
Post-retirement benefits	330.1	348.6
Deferred tax liabilities	26.2	25.8
Long-term income tax liabilities	53.3	67.0
Other liabilities	37.9	42.4

Total Liabilities	949.8	987.4

Total Equity	699.1	635.8

Total Liabilities & Equity	$1,648.9	$1,623.2

	—	—

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended June 30,
(Amounts in millions)	2012	2011

Operating activities:
Net income	$78.9	$89.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.6	16.4
Amortization of intangibles	2.7	2.8
Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.1)	(0.4)
Non-cash stock compensation	4.0	3.3
Deferred income tax benefit	(1.4)	(2.0)
Loss on sale or disposal of property, plant & equipment	(0.1)	0.1
Changes in assets and liabilities:
Accounts receivable, net	(16.1)	(19.1)
Inventories	14.9	(12.2)
Accounts payable	(17.4)	(12.7)
Other accrued liabilities and taxes	(12.5)	9.8
Other current and long-term assets	8.3	4.5
Other long-term liabilities	(1.6)	(9.1)

Net cash provided by operating activities	75.2	71.2

Investing activities:
Purchases of property, plant and equipment	(19.3)	(20.0)
Investments in capitalized software	(2.4)	(2.1)

Net cash used in investing activities	(21.7)	(22.1)

Financing activities:
Net repayments of revolving credit facilities	15.0	(9.0)
Repayments of long-term debt	—	—
Borrowings of long-term debt	—	(0.1)
Repayments of short-term debt	—	—
Borrowings of short-term debt	2.1	5.1
Dividends to noncontrolling interest holders	(1.5)	(1.2)
Proceeds from exercise of stock options	5.3	18.1
Purchases of treasury stock	(51.2)	(48.2)

Net cash used in financing activities:	(30.3)	(35.3)

Effect of exchange rate changes on cash and cash equivalents	(5.8)	2.0

Net decrease in cash and cash equivalents	17.4	15.8
Cash and cash equivalents at beginning of period	132.4	92.5

Cash and cash equivalents at end of period	$149.8	$108.3

WABCO HOLDINGS INC.

Q2 2012 Data Supplement Sheet (Unaudited)

	Quarter Ended June 30,
(Amounts in millions, except per share data)	2012	% of Sales/ Adj Sales	2011	% of Sales/ Adj Sales	Chg vs. 2011	% Chg vs. 2011
Sales
Reported	$635.2		$737.7		$(102.5)	-13.9%
Foreign exchange translational effects	69.0		—		69.0

Adjusted Sales	$704.2		$737.7		$(33.5)	-4.5%

Gross Profit
Reported	$193.7	30.5%	$217.7	29.5%	$(24.0)	-11.0%
Streamlining costs	2.0		0.2		1.8
Separation costs	0.2		0.3		(0.1)

Performance Gross Profit	$195.9	30.8%	$218.2	29.6%	$(22.3)	-10.2%
Foreign exchange translational effects	22.2		—		22.2

Adjusted Gross Profit	$218.1	31.0%	$218.2	29.6%	$(0.1)	0.0%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$100.9	15.9%	$118.7	16.1%	$(17.8)	-15.0%
Streamlining costs	(1.7)		—		(1.7)
Separation costs	(0.4)		(0.7)		0.3
UK pension adjustment	4.3		—		4.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$103.1	16.2%	$118.0	16.0%	$(14.9)	-12.6%

Foreign exchange translational effects	10.6		—		10.6

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$113.7	16.1%	$118.0	16.0%	$(4.3)	-3.6%

Operating Income
Reported	$92.8	14.6%	$99.0	13.4%	$(6.2)	-6.3%
Streamlining costs	3.7		0.2		3.5
Separation costs	0.6		1.0		(0.4)
UK pension adjustment	(4.3)		—		(4.3)

Performance Operating Income	$92.8	14.6%	$100.2	13.6%	(7.4)	-7.4%

Foreign exchange translational effects	11.6		—		11.6

Adjusted Operating Income	$104.4	14.8%	$100.2	13.6%	$4.2	4.2%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$92.8		$99.0		$(6.2)
Equity in Income of Unconsolidated Joint Venture	4.8		3.8		1.0
Other non-operating expenses, net	(0.6)		(1.6)		1.0
Net income attributable to noncontrolling interest	(3.3)		(1.3)		(2.0)

EBIT	$93.7	14.8%	$99.9	13.5%	$(6.2)	-6.2%

Streamlining costs	3.7		0.2		3.5
Separation costs	1.1		1.3		(0.2)
UK pension adjustment	(4.3)		—		(4.3)

Performance EBIT (Earnings Before Interest and Taxes)	$94.2	14.8%	$101.4	13.7%	$(7.2)	-7.1%

Foreign exchange translational effects	10.9		—		10.9

Adjusted EBIT (Earnings Before Interest and Taxes)	$105.1	14.9%	$101.4	13.7%	$3.7	3.6%

Pre-Tax Income
EBIT	$93.7		$99.9		$(6.2)
Interest (expense)/income, net	(0.5)		(0.7)		0.2

Pre-Tax Income	$93.2		$99.2		$(6.0)

Streamlining costs	3.7		0.2		3.5
Separation costs	1.1		1.3		(0.2)
UK pension adjustment	(4.3)		—		(4.3)

Performance Pre-Tax Income	$93.7		$100.7		$(7.0)

Tax rate on a performance basis	16.5%		14.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$75.6		$88.6		$(13.0)
Streamlining cost, net of tax	3.1		0.2		2.9
Tax items	1.9		(3.6)		5.5
Separation costs, net of tax and separation related taxes	0.8		0.9		(0.1)
UK pension adjustment, net of tax	(3.2)		—		(3.2)

Performance Net Income Attributable to Company	$78.2		$86.1		$(7.9)

Performance Net Income Attributable to Company per Diluted Common Share	$1.19		$1.23

Common Shares Outstanding - Diluted	65.6		70.1

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Six Months Ended June 30, 2012 Data Supplement Sheet

(Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2012	% of Sales/ Adj Sales	2011	% of Sales/ Adj Sales	Chg vs. 2011	% Chg vs. 2011
Sales
Reported	$1,292.5		$1,415.9		$(123.4)	-8.7%
Foreign exchange translational effects	93.1		—		93.1

Adjusted Sales	$1,385.6		$1,415.9		$(30.3)	-2.1%

Gross Profit
Reported	$389.9	30.2%	$414.0	29.2%	$(24.1)	-5.8%
Streamlining costs	2.0		1.3		0.7
Separation costs	0.4		0.5		(0.1)

Performance Gross Profit	$392.3	30.4%	$415.8	29.4%	$(23.5)	-5.7%

Foreign exchange translational effects	30.0		—		30.0

Adjusted Gross Profit	$422.3	30.5%	$415.8	29.4%	$6.5	1.6%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$207.6	16.1%	$227.0	16.0%	$(19.4)	-8.5%
Streamlining costs	(2.9)		—		(2.9)
Separation costs	(0.8)		(1.5)		0.7
UK pension adjustment	4.3		—		4.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$208.2	16.1%	$225.5	15.9%	$(17.3)	-7.7%

Foreign exchange translational effects	14.5		—		14.5

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$222.7	16.1%	$225.5	15.9%	$(2.8)	-1.2%

Operating Income
Reported	$182.3	14.1%	$187.0	13.2%	$(4.7)
Streamlining costs	4.9		1.3		3.6
Separation costs	1.2		2.0		(0.8)
UK pension adjustment	(4.3)		—		(4.3)

Performance Operating Income	$184.1	14.2%	$190.3	13.4%	$(6.2)	-3.3%

Foreign exchange translational effects	15.5		—		15.5

Adjusted Operating Income	$199.6	14.4%	$190.3	13.4%	$9.3	4.9%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income	$182.3		$187.0		$(4.7)
Equity in Income of Unconsolidated Joint Venture	9.7		8.6		1.1
Other non-operating expenses, net	(1.3)		(1.8)		0.5
EC fine	—		—		—
Indemnification and Other settlements	—		23.1		(23.1)
Net income attributable to noncontrolling interest	(6.1)		(4.9)		(1.2)

EBIT	$184.6	14.3%	$212.0	15.0%	$(27.4)	-12.9%

Streamlining costs	4.9		1.3		3.6
Separation costs	2.0		(20.2)		22.2
UK pension adjustment	(4.3)		—		(4.3)

Performance EBIT (Earnings Before Interest and Taxes)	$187.2	14.5%	$193.1	13.6%	$(5.9)	-3.1%

Foreign exchange translational effects	14.6		—		14.6

Adjusted EBIT (Earnings Before Interest and Taxes)	$201.8	14.6%	$193.1	13.6%	$8.7	4.5%

Pre-Tax Income/(Loss)
EBIT	$184.6		$212.0		$(27.4)
Interest expense, net	(0.8)		(1.2)		0.4

Pre-Tax Income/(Loss)	$183.8		$210.8		$(27.0)

Streamlining costs	4.9		1.3		3.6
Separation costs	2.0		(20.2)		22.2
UK pension adjustment	(4.3)		—		(4.3)

Performance Pre-Tax Income	$186.4		$191.9		$(5.5)

Tax rate on a performance basis	16.5%		15.0%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$164.8		$203.3		$(38.5)
Streamlining cost, net of tax	4.3		1.3		3.0
Tax items	(11.6)		(20.6)		9.0
Separation costs, net of tax and separation related taxes	1.5		(20.9)		22.4
UK pension adjustment, net of tax	(3.2)		—		(3.2)

Performance Net Income	$155.7		$163.1		$(7.4)

Performance Net Income per Diluted Common Share	$2.36		$2.33

Common Shares Outstanding - Diluted	66.0		69.9

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in millions)	2012	2011	2012	2011

Net Cash Provided by Operating Activities	$75.2	$71.2	$169.5	$142.3

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(21.7)	(22.1)	(40.6)	(36.5)

Free Cash Flow	$53.5	$49.1	$128.9	$105.7

Less: Streamlining & separation payments	$(3.1)	$(4.3)	$(6.5)	$(9.0)

Free Cash Flow excluding streamlining & separation payments	$56.6	$53.4	$135.4	$114.7

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2012 Guidance

Operating Income

Reported Operating Income Margin	12.5% - 13.5%
Streamlining cost, impact to margin	0.4%
Separation costs, impact to margin	0.1%
UK pension adjustment, impact to margin	(0.2%)

Performance Operating Income Margin	12.8% - 13.8%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$289.4 - $322.1
Streamlining cost, net of tax	8.0
Tax items	(15.6)
Separation costs, net of tax and separation related taxes	3.1
UK pension adjustment, net of tax	(3.2)

Performance Net Income Attributable to Company	$281.7 - $314.4

Reported Net Income Attributable to Company per Diluted Common Share	$4.42 - $4.92

Performance Net Income Attributable to Company per Diluted Common Share	$4.30 - $4.80

Diluted common shares outstanding	~65.5

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.